AMENDED
                    NOTE FOR COMMON STOCK EXCHANGE AGREEMENT



THIS NOTE FOR COMMON STOCK EXCHANGE AGREEMENTS is made to be effective as of 23rd day of December 1999 by and between STAR LIQUIDATION COMPANY, LLC, a California Limited Liability Corporation (SLC) and GO CALL INC., a Delaware Corporation (GO). This Agreement supersedes and replaces an agreement of a date even with The Telephone Company, LLC, a California Limited Liability Corporation which agreement has been canceled. (Exhibit A)

THE PARTIES AGREE AS FOLLOWS:

1       The Exchange
        ------------

1.1 Subject to the terms and conditions of this Agreement, SLC agrees at the closing to acquire the approximate six hundred fifty one thousand (651,000) shares of COUNTRY STAR RESTAURANTS INC. (STAR), owned by GO, which represents about 92% of the presently issued and outstanding shares of STAR, in exchange for a note in the amount of seven hundred and twenty-eight thousand dollars ($728,000) shown at Exhibit B.
         (Note). The Parties agree the shares of STAR will be contributed simultaneously to the STAR Trust. (Exhibit C)

1.2 The above exchange is based on STAR having no more than 750,000 shares of Common stock outstanding at the time of the closing as defined in paragraph 1.3 below.

1.3 The Closing shall be effective as of December 31, 1999 or at such time and place as the Parties mutually agree upon in writing (which time and place are designated as the "Closing Date"). At the Closing, SLC shall deliver to GO, the Note. GO shall deliver to Bruce Alschuld, Esq., as trustee for the Star Trust (Trustee), the 651,000 shares of STAR common stock, which represents 92% of all of the common stock of STAR on a fully diluted basis prior to the close of the transaction.

1.4 STAR owns a single Restaurant, which is subject 40% a Profit Participation Agreement with Big L Holdings, Inc. (Exhibit D). GO believes and has advised SLC that Big L is in violation of said agreement.

1.5 This Agreement has been approved by the respective Boards of Directors of GO and the SLC.

1.6 GO agrees to fund $65,000 of cash to the STAR Trust (care of Bruce Altschuld, Esq., Trustee) to defray certain costs and expenses of STAR pursuant to the budget attached hereto as Exhibit E. Failure of GO to fund any or all of said $65,000 to Trustee by wire, within five business days of any written request by Trustee, delivered to GO through any of GO's representative, shall constitute a breach under

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         this agreement. GO hereby agrees to deliver the first $20,000 of the aforesaid $65,000 prior to the execution of this Agreement and an additional $20,000 on or before January 21, 2000 and the balance on or before February 11, 2000. The funding of these payments is a significant inducement for SLC to enter into this agreement.

GO desires to dispose of STAR as part of a corporate mission to focus solely on Internet related businesses.

1.7 GO has agreed to retain certain responsibilities for STAR beyond December 31, 1999. GO agrees, without limitation, as follows:

                  a. To complete GO's plan to close the restaurant owned by STAR.

                  b. To terminate all STAR employees, pursuant to GO's own plan. And make all necessary payments to employees required the law upon termination.

                  c. To assist SLC, as requested by SLC, in the liquidation or reorganization of STAR.

                  d. To provide GO staff and facilitate for SLC and its representatives any reasonably requested information or assistance requires by SEC.

                  e. To deliver immediately all assets, including all books, records and documents of STAR to SEC or Trustee.

1.8 GO acknowledges that it may be necessary to cause STAR to seek Chapter 11 Bankruptcy protection for the benefit of all of STAR'S creditors and shareholders.

1.10 GO acknowledges that SEC and others have advised GO that if STAR does become involved in a bankruptcy proceeding, there may be certain adverse consequence to GO and/or its officers and directors. By way of example without limitation;

                  a. Monies advanced by GO to STAR since March 1999 may not be repaid in full to GO or may not be repaid at all.

                  b. Certain assets removed by GO or its officers and directors from STAR may be ordered returned to STAR by the Bankruptcy Court.

1.11 GO has advised SLC of certain Securities and Exchange Commission (SEC) inquiries involving a former STAR shareholder. GO will assist SLC to the extent required in responding to and fully cooperating with any SEC inquiry and all regulatory inquiries of any type.

1.12 SLC may, upon the advice of legal counsel, seek the approval of the Bankruptcy Court of the transaction described herein. The parties hereby agree to abide by any ruling of the Bankruptcy Court in this regard.

2.       Representations and Warranties GO
         ---------------------------------

         Except as expressly set forth in any Schedule of Exceptions (Exhibit F) furnished to SLC with respect to the subparagraphs hereof, GO hereby represents and warrants to SLC the following:

2.1 Organization: Good standing and Qualification; STAR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. STAR is duly qualified to transact business and is in good standing in each jurisdiction in which the failures to qualify would have material adverse effect on its business or properties.

2.2 Capitalization: The authorized capita] of STAR Consists of 250,000,000 shares authorized of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, par value $.001 of which not in excess of the following will be issued and outstanding on or prior to the closing; (1) 750,000 shares of Common Stock; (2) No Preferred Stock prior to the consummation of this transaction.

2.3      Subsidiaries: STAR currently has no subsidiaries.

2.4 Authorization: All corporate action on the part of GO necessary for the authorization, execution and delivery of this Agreement, and the performance or all obligations of GO hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of GO enforceable in accordance with its terms,

2.5      Valid Issuance of Common Stock:

(i) The Common Stock of STAR, which is being exchanged by GO for the Note hereunder, when delivered in accordance with the terms hereof for the consideration expressed herein, will be issued in compliance with all applicable federal and state laws.

(ii) The outstanding shares of Common Stock of STAR are duly and validly authorized and issued fully paid and non-assessable.

2.6 Governmental Consents: No consent, approval order or authorization or registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority on the part of GO or STAR is required in connection with the consummation of the transactions contemplated by this Agreement.

2.7 Litigation: There is no action, suit proceeding or investigation currently being threatened against STAR or GO which questions the validity of this Agreement or the right of STAR and GO to enter into it, or to consummate the transactions contemplated hereby, or which might result in the aggregate in any material adverse changes in the assets, condition, affairs or prospects of STAR. STAR is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Any present litigation or threatened litigation against STAR known to GO, STAR or their respective officers, directors or legal counsel which are not are disclosed at Exhibit F.

2.8 Disclosure: GO has filly provided SLC with all the information necessary for deciding whether to exchange the Common Stock of STAR for a Note from SLC.

2.9 Corporate Documents: The Articles of Incorporation and Bylaws of STAR and the Certificate of Determination for the Common Stock are attached hereto, as Exhibit G.

2.10 Title of Property and Assets: STAR owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and which are disclosed at Exhibit F hereto, and which do not materially impair STAR's ownership or use of such property or assets except as reflected on the financial statements described in Section
         2.11 below.

2.11.1 Financial Statements: STAR shall deliver to SLC the nine months ended draft financial statements at September 30, 1999 (Exhibit H) and any interim financial data (Exhibit H) (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial condition and operating results of STAR as of the dates and for the periods indicated therein, subject to the normal periodic audit adjustments.

2.12     Changes

         GO shall inform SLC in the event there are any material changes to the financial statements of STAR at the rime of the Closing.

2.13 Insurance: STAR has maintained any insurance as of the date of this Agreement as shown at Exhibit 1 hereto.

2.14 Labor Agreements and Actions: STAR is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written oral contracts, commitment of arrangement with any labor union, and no labor union has requested or, to the knowledge of GO, has sought to represent any of the employees, representatives or agents of STAR.

2.15.1 Good Title: GO is the owner of the shares of Common Stock pursuant hereto and shall transfer said shares free and clear of any liens, claims, or encumbrances of any type whatsoever.


2.16 Absence of Undisclosed Liabilities: STAR has no material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or on Exhibit F.

2.17 Tax Returns and Audits: STAR has filed, or shall have filed by the Closing date, all income, franchise and other tax returns and reports of every nature required to be filed by accurately reflecting any and all net operating losses, tax credit carryovers and carrybacks, and taxes owing to the United States or any other government or any subdivision thereof, domestic or foreign, state or local, or any other taxing authority, and has paid in fill all taxes shown on said returns to be due and owing. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against STAR, with respect to any taxable periods ending on or before the Closing, other than tax deficiencies relating solely to an election (or deemed election.) pursuant to Section 338 of Internal Revenue Code of 186, as amended with respect to the exchange of assets for shares of stock of STAR or other transfer of ownership of STAR occurring on or prior to the closing which SLC hereto agrees shall not be treated as a liability of STAR or a breach of or a misstatement in any representation or warranty of GO made herein.

3        Representations and Warranties of SLC
         -------------------------------------

3.1 Organization: Good standing and Qualification; SLC is a Limited Liability Corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. SLC is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would have material adverse effect on its business or properties.

3.2 Authorization: All corporate action on the part of SLC necessary for the authorization, execution and delivery of this Agreement, and the performance or all obligations of SLC hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of SLC enforceable in accordance with its terms.

3.3 Governmental Consents: No consent, approval order or authorization or registration, qualification, designation, declaration or filing with any federal, state, local or provincial, governmental authority on the part of SLC is required in connection with the consummation of the transactions contemplated by this Agreement.

3.4 Litigation: There is no action, suit proceeding or investigation currently threatened against SLC which questions the validity of this Agreement or the right of SLC to enter into it, or to consummate the transactions contemplated hereby, or which might result in the aggregate in any material adverse changes in the assets, condition, affairs or prospects of SLC. SLC is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court of government agency or instrumentality.

3.5 Disclosure: SLC has fully provided GO with all the information, which GO has requested. for deciding whether to exchange the Common Stock for the SLC Note.

4        Conditions of the Obligations of GO at Closing.
         -----------------------------------------------

         The obligations of GO under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 Representations and Warranties of SLC: The representations and warranties of SLC contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance by SLC: SLC shall have conformed with all agreements, obligations and conditions contained in the Agreement to which it is subject on or before Closing.

5        Conditions of the Obligations of SLC at Closing.
         ------------------------------------------------

         The obligations of SLC under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 Representations and Warranties of GO: The representations and warranties of GO contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Performance by GO: GO shall have conformed with all agreements, obligations and conditions contained in the Agreement to which it is subject on or before Closing.

6        Survival of Representations and Warranties and Indemnification
         --------------------------------------------------------------

6.1 Survival of Representations and Warranties: Notwithstanding the Closing of this Agreement, the representations and warranties of SLC and GO contained in this Agreement shall survive the Closing until the date one (1) year after the date of the Closing, provided however that as to any breach, or misstatement in. any misrepresentation or warranty as to which GO has given notice to SLC or SLC has given notice to GO on or prior to the expiration or such (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

6.2 Indemnification by SLC: SLC covenants and agrees to hold GO harmless from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or indirectly by GO (including reasonable legal ties and costs) proximately resulting from or attributable to the material breach of a material misstatement in, any one or more of the representations or warranties of SLC made in or pursuant to this Agreement.

6.3 Indemnification by GO: GO covenants and agrees to hold SLC harmless from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or indirectly by SLC (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of, a material misstatement in, any one or more of the representations or warranties made in or pursuant to this Agreement.

6.4 Defense Against Asserted Claims: If any claim or assertion or liability is made by a third party against a party indemnified pursuant to this
         Section 6 (the "Indemnified Party") based on any liability or absence of right which if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto (the "Indemnifying Party") the indemnified party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or assertion of liability and request the Indemnifying Party to defend same. The Indemnifying Party shall have the right to defense against such liability or assertion, in which event the indemnifying Party shall give written notice to the Indemnified Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the indemnifying Party or its counsel fail to use reasonable care in maintaining such defense, the Indemnified Party shall have the full right to employ counsel for such defense at the expense of the Indemnifying Party. All parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the other with respect to such defense.

7.       Prepayment of the Note
         ----------------------

          The SLC note shall be prepaid to GO by SLC upon the sale of any STAR assets (other than the normal course of business.) SLC shall pay to GO an amount equal to 50% of the net proceeds of any asset sale involving any STAR assets, including without limit tax benefits. GO acknowledges that the proceeds of the sale of any assets of STAR may be subject to STAR'S bankruptcy proceedings and/or the rights of creditors and others.


8.       Miscellaneous
         -------------

8.1. Successors and Assigns: The terms and conditions of this Agreement shall inure to the benefit and be binding upon the respective successors and assigns of SLC and GO respectively. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement except as expressly provided in the Agreement.

8.2 Governing Law: The laws of the State of California shall govern the rights and liabilities of the parties to this Agreement and the validity construction and interpretation thereof and any litigation shall be brought in the County of Los Angeles.

8.3 Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.4 Titles and Subtitles: The titles and subtitles used in this Agreement are used for convenience only are not to be considered in construing or interpreting this Agreement.

8.5 Notices: Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail postage prepaid and addressed to the party to be notified at the address indicated for such party in this Agreement which is incorporated herein by reference, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

8.6 Expense: Each party shall pay its or his respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

8.7 Joint and Several Liability: Whenever any party undertakes any joint and several covenant, agreement, representation, warranty, waiver and/or other obligation under this agreement, the breach by any party to the joint and several undertaking shall be deemed to be breach by all parties to the undertaking any party aggrieved by any such breach may proceed at its sole and absolute discretion against any one or more or all of the parties bound by that joint and several undertaking.

8.8 Amendments and Waivers: Any term of this Agreement may be amended and the observance of any terms of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

8.9 Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10 Review by Independent Counsel: Each party, by its signature below, has had the opportunity to have this Agreement reviewed by their own counsel with any comments, recommendations or proposed changes by counsel either incorporated herein or waived.




STAR LIQUIDATION COMPANY
A CALIFORNIA LIMITED LIABILITY CORPORATION



By: /s/ signature                                    Date: 12/23/99
    ----------------------                                ----------------------
    ITS MANAGING MEMBER


GO CALL INC.
A DELAWARE CORPORATION

By: /s/ Michael Ruge, CEO                            Date: 12/23/99
    ----------------------                                ----------------------
    Michael Ruge, CEO